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                             AMENDMENT NO. 1 TO THE
                         RENAL TREATMENT CENTERS, INC.
                  EQUITY INCENTIVE PLAN FOR OUTSIDE DIRECTORS
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          Pursuant to the provisions of paragraph 5(b) of the Renal Treatment
Centers, Inc. Equity Incentive Plan for Outside Directors (the "Plan"), Renal Treatment Centers, Inc. (the "Company") hereby amends the Plan as of the Effective Date as follows:

          1.  Effective Date.  The Plan is amended effective as of May 2, 1996
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(the "Effective Date").

          2.  Subject to Shareholder Approval.  This amendment is subject to
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approval by the holders of a majority of the shares of common stock of the
Company present or represented and voting at a meeting duly called and held. Grants may be made hereunder prior to stockholder approval, provided that any such grants shall be subject to such stockholder approval. This amendment shall not be construed to affect in any way the rights or privileges of any optionee under the Plan unless and until shareholder approval is granted.

          3.  Specific Amendments.
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              (a) Subparagraph (ii) of Section 4(a) is hereby amended to read in full as follows:

                  "(ii)  Granting of Options.  Each person appointed, elected or
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          re-elected an Outside Director on or after May 2, 1996 but before
          December 31, 1999 shall, on the business day following the date of appointment or election to the Board, be granted an Option for the purchase of that number of shares as shall be determined by multiplying by 3,000 the number of years of such Outside Director's then current term as a Director. In the event that the term for which an Outside Director is elected or appointed includes a portion of a year, the number of shares for which such Option shall be granted shall be reduced accordingly."

              (b) Subparagraph (iv)(A) of Section 4(b) is hereby amended to read in full as follows:

                  "(A) No Option may be exercised in whole or in part during the first year after such Option has been granted. Thereafter, in the case of any Option granted on or after November 15, 1993 but before May 2, 1996, and except as otherwise provided in Section 4(b)(vii), the Option shall become exercisable in cumulative annual installments on each anniversary of the date of grant in an amount equal to the lesser of 1,000 shares or the number of shares under the Option then remaining unexercisable, until all of the shares under the Option have become exercisable. In the case of any Option granted on or after May 2, 1996 but before December 31, 1999, and except as otherwise provided in Section 4(b)(vii), the
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          Option shall become exercisable in cumulative annual installments on each anniversary of the date of grant in an amount equal to the lesser of 3,000 shares or the number of shares under the Option then remaining unexercisable, until all of the shares under the Option have become exercisable."

     4.   Execution.  To record the adoption of this amendment by the Company's
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Board of Directors, this amendment has been executed in the manner set forth below.


                                    RENAL TREATMENT CENTERS, INC.



                                    By: /s/ Robert L. Mayer, Jr.
                                       -------------------------
                                       Name:  Robert L. Mayer, Jr.
                                       Title:  President


Dated:  May 2, 1996

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